Exhibit 10.4








                            ASSUMPTION AGREEMENT AND
                      SECOND AMENDMENT TO CREDIT AGREEMENT






                                      among

                         CHAMPION TRAILER COMPANY, L.P.,

                             CHAMPION TRAILER, INC.

                                       and

                             BANK ONE, INDIANA, N.A.








                            Dated as of June 18, 2001


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                              ASSUMPTION AGREEMENT
                                       AND
                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS ASSUMPTION AGREEMENT AND SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 18, 2001, is by and among CHAMPION TRAILER COMPANY, L.P. (the "Company"), CHAMPION TRAILER, INC. (the "New Borrower") and BANK ONE, INDIANA, N.A. ("Bank"). The parties agree as follows:

                                   WITNESSETH:

     WHEREAS, as of May 2, 2000, the Company and Bank entered into a certain Credit Agreement, as amended December 31, 2000 (as amended, the "Agreement"), pursuant to which Bank has established certain secured credit facilities in favor of the Company;

     WHEREAS, the Company proposes to enter into a corporate reorganization pursuant to which all of its assets encumbered by the Loan Documents (as defined in the Agreement) will be transferred to the New Borrower;

     WHEREAS,   the  New  Borrower  desires  to  assume  all  of  the  Company's obligations under the Loan Documents to Bank;

     WHEREAS, the Company has requested that Bank consent to its corporate reorganization and the assumption by the New Borrower of the Obligations;

     WHEREAS, the Company and the New Borrower have further requested that Bank consent to a transfer following the proposed corporate reorganization to a transfer of all the outstanding shares of the New Borrower to Danzer Corporation; and

     WHEREAS, Bank is willing to give such consents subject to the terms herein and subject to the amendment of the Agreement as herein provided;

     NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

                         PART I. CONSENT AND ASSUMPTION

     Notwithstanding anything contained to the contrary in the Loan Documents, subject to satisfaction of Part VI of this Second Amendment, Bank consents to the Company's corporate reorganization pursuant to which the Company will transfer all of its property to the New Borrower, subject to Bank's liens created under the Loan Documents.

     The New Borrower hereby assumes and agrees to perform and satisfy all of the obligations, responsibilities and liabilities of the Company under and pursuant to the Loan Documents (whether now existing or hereafter arising, whether fixed or contingent, whether liquidated or unliquidated, whether known or unknown, and whether matured or unmatured) and agrees to pay or perform when due each and every representation, warranty, covenant, condition, indemnity or other undertaking of the Company under the Main Documents. The New Borrower acknowledges and affirms the existence and validity of the Obligations, and that Bank has a valid and perfected first security interest in and to the Property, subject to the Permitted Encumbrances. Nothing herein is intended to affect the validity or priority of such liens, which shall continue to secure the New Borrower's full and faithful repayment and performance of the Obligations under the Loan Documents.

     From and. after the date of this Second Amendment, subject to satisfaction of Part VI of this Second Amendment, the Company shall cease to be a party to the Agreement.

                               PART II. AMENDATORY

                             Section 1. Definitions

     1.1. Defined Terms

     Section 1.1 of the Agreement is hereby amended by substituting the following definition in lieu of the like existing definition:

     "Borrower" means Champion Trailer, Inc., an Indiana corporation.

                                Section 2. Credit

     2.3. Payments of Principal and Interest.

               2.3.1. Facility 1 Line of Credit. Section 2.3.1 of the Agreement is hereby amended by substituting "January 1, 2002" in lieu of "July 1, 2001" in the last line thereof.

                              Section 5. Covenants

     5.1. Negative Covenants.

               5.1.4.  Purchase  Partnership  Interests  Section  5.1.4  of  the
          Agreement  is  hereby  amended  by  substituting   the  following  new
          subsection 5.1.4 in lieu of the existing subsection 5.1.4:

               5.1.4. Purchase Stock Purchase, redeem, retire or otherwise acquire any outstanding shares of its capital stock.

               5.1.15. Dividends/Distributions. Section 5.1.15 of the Agreement is hereby amended by substituting the following new subsection 5.1.15 in lieu of the existing subsection 5.1.15:

               5.1.15. Dividends/Distributions. Declare or pay any dividend or make any distribution on account of Stock, in cash or other property.

     5.2. Affirmative Covenants. Section 5.2 of the Agreement is hereby amended by substituting the following new subsections 5.2.15, 5.2.16 and 5.2.17 in lieu of the existing subsections 5.2.15, 5.2.16 and 5.2.17, respectively:

          5.2.15. Adjusted Net Worth. Maintain its Net Worth plus Subordinated Debt at not less than Two Million Dollars ($2,000,000) at all times.

          5.2.16. Cash Flow Coverage Ratio. Achieve a Cash Flow Coverage Ratio of not less than 1.0 to 1.0 as of December 31, 2001 and as of each fiscal year end thereafter.

          5.2.17. Total Liabilities to Net Worth Ratio. Maintain its ratio of Total Liabilities minus Subordinated Debt to Net Worth of not greater than
     2.25 to 1.0 as of June 30, 2001 and as of each fiscal month end thereafter.

                               Section 7. Default

     Section 7(j) of the Agreement is hereby amended by substituting the following new paragraph 7(j) in lieu of the existing paragraph 7(j):

     (j) other than a transfer to Danzer Corporation, if any shareholder of Borrower sells, assigns, pledges, hypothecates or otherwise transfers its or his shareholder interest in Borrower without the written consent of Borrower.

                                PART III. WAIVER

     Bank hereby waives (a) for Borrower' s fiscal periods ending December 31, 2000, January 31, 2001, February 28, 2001, March 31,2001 and April 30,2001,
compliance by Borrower with the provisions of Section 5.2.15 (Adjusted Net Worth) with the Agreement, (b) for Borrower's fiscal period ending December 31, 2000, compliance by Borrower with the provisions of Section 5.2.16 (Cash Flow Coverage Ratio) of the Agreement, (c) for Borrower's fiscal periods ending December 31, 2000 and March 31, 2001, compliance by Borrower with the provisions of Section 5.2.17 (Funded Debt Ratio) of the Agreement, (d) the time period required by Section 5.2.1(a) of the Agreement for delivery of the financial statements for the fiscal year ending December 31, 2000, (e) the time period required by Section 5.2.1(b) of the Agreement for delivery of the financial statements for the months ending January 31, 2001, February 28, 2001, March 31, 2001 and April 30, 2001, and (f) the time period required by Section 5.2.1(h) of the Agreement for delivery of the personal financial statements for the Guarantors for the calendar year ending December 31, 2000. This waiver shall be in force and effect solely for the referenced periods, unless otherwise agreed by Bank in the exercise of its sole discretion.

                                PART IV. EXHIBITS

     The Agreement is hereby amended by substituting Exhibit A hereto in lieu of Exhibit A to the Agreement.

                            PART V. CONTINUING EFFECT

     All other terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect. In consideration hereof, Borrower represents and warrants that each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and that there presently exists no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived), nor has there occurred any Default or Unmatured Default thereunder, and no Default or Unmatured Default after giving effect to the transactions contemplated or otherwise covered by this Second Amendment, is or shall be occasioned thereby. The representations and warranties contained in the Agreement originally shall survive this Second Amendment in their original form, except as expressly herein modified, and shall survive as continuing representations and warranties of Borrower. Except as expressly herein provided, the Agreement and this Second Amendment shall be interpreted, wherever possible, in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Second Amendment shall control. The parties each hereby agree to cooperate in all reasonable requests of each other party hereto, including, without limitation, the execution of financing statements and other documents, which the requesting party deems reasonable, necessary, appropriate or expedient to carry out the intents and purposes of this Second Amendment. Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed in the Agreement.

                          PART VI. CONDITIONS PRECEDENT

     Notwithstanding anything contained in this Second Amendment to the contrary, Bank shall have no obligation under this Second Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of
Bank:

     (a) Each of the representations and warranties set forth in Section 4 of the Agreement shall be and remain true and correct in all material respects, except to the extent any such representation or warranty relates solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

     (b) No Default shall have occurred and be continuing;

     (c) Bank shall have received each of the following, in form and substance satisfactory to Bank:

          (i) the Loan Documents, as amended, and such other documents and financing statements as required by Bank, duly executed in the form approved by Bank;

          (ii) a duly executed certificate of the Secretary or any Assistant Secretary of Borrower (A) certifying as to attached copies of Resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents, as amended, and any other documents provided for in this Second Amendment to which Borrower is a party, (B) certifying the names of the officer or officers authorized to sign, respectively, the Loan Documents, as amended, and any other documents provided for in this Second Amendment to which Borrower is a party, and containing a sample of the true signature of each such officer, and (C) certifying as complete and correct as to attached copies of the Articles of incorporation and By-Laws of Borrower;

          (iii)  Replacement   Limited  Continuing   Guaranties,   in  the  form
          prescribed by Bank, shall have been executed and delivered by each of the Guarantors to Bank;

          (iv) a favorable written opinion of counsel to Borrower, dated as of the date of this Second Amendment, in form and scope acceptable to Bank;

          (v) the documents governing and effecting the Company's proposed corporate reorganization;

          (vi) a $1,000 waiver/amendment fee shall have been paid to Bank;

          (vii) a reaffirmation, in the form prescribed by Bank, shall have been
          executed  and  delivered  by  Markpoint   Equity  Growth  Fund,  J.V.,
          reaffirming its obligations under its Subordination Agreement;

          (viii) a Subordination Agreement in the form prescribed by Bank, shall have been executed and delivered by Obsidian Capital Partners, LP with respect to $1,145,845.83 of Subordinated Debt;

          (ix) all reasonable expenses of Bank, including, without limitation, attorneys' fees, shall have been reimbursed by Borrower; and

     (d) All legal matters incident to this Second Amendment shall be reasonably satisfactory to Bank and its counsel.

     IN WITNESS WHEREOF, the Company, Borrower and Bank have caused this Second Amendment to be executed by their respective officers duly authorized as of the date first above written.


                                    "COMPANY"

                                    CHAMPION TRAILER COMPANY, L.P.
                                    By: Durham Whitesell & Associates, LLC


                                    By: _______________________________

                                    Its: ________________________________


                                    "BORROWER"

                                    CHAMPION TRAILER, INC.


                                    By: _______________________________

                                    Its: _______________________________

                                    "BANK"

                                    BANK ONE, INDIANA, N.A.


                                    By: _______________________________

                                    Title: _______________________________